UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 8, 2009

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

1-33667	65-0358792
(Commission File Number)	(IRS Employer Identification No.)
3035 East Patrick Lane
Suite #9
Las Vegas, NV 89120
(Address of Principal Executive Offices
and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 8, 2009, the Registrant announced a strategic alliance with Qivana, LLC, a nutraceutical direct selling company specializing in supplements branded the Qivana’s Qore™ System.  This system is a practical health regimen following a very simple 3-step philosophy—Stabilize, Vitalize, and Optimize.

With new products available to its distributors, the Registrant will promote its own e-marketing tools platform termed F5, and the new Qivana line.  The Registrant, through VMdirect, LLC, a wholly-owned subsidiary of the Registrant, will continue to market its AttainResponse products at both the affiliate and retail levels.  At the same time, through this strategic alliance, current distributors of VMdirect, LLC will be given the opportunity to join Qivana’s network marketing organization as IBOs (independent business owners) for no fee for a limited time and resell the Qivana products.  The Registrant is expected to generate commissions on these sales.

One of Qivana’s founding executives, Rodney James, was the former Director of Marketing for VMdirect, LLC.  Qivana is managed by a team of professional network marketing executives who have been responsible for other successful sales efforts with other nutraceutical companies.

The terms of the cross selling agreement between the Registrant and Qivana continue to be negotiated and are subject to board approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: September 9, 2009	By:	/s/ Abraham Sofer
Abraham Sofer
President

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